                                SCHEDULE 14A

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                      TIMOTHY PLAN LARGE/MID-CAP VALUE FUND
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:

         Common Stock, $0.01 par value
     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

      N/A
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     N/A
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     N/A
     -------------------------------------------------------------------------
     (5) Total fee paid:

     N/A
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                     TIMOTHY PLAN LARGE/MID-CAP VALUE FUND

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        To be held on December  , 2001

TO THE SHAREHOLDERS:

   Timothy Plan Large/Mid-Cap Value Fund (the "Fund") is holding a special meeting of shareholders ("Meeting") on December , 2001 at :00 .m. Eastern time. The place of the Meeting is 1304 West Fairbanks Avenue, Winter Park, Florida 32789.

   The purpose of the meeting is as follows:

      (1) To approve a Subadvisory Agreement with Fox Asset Management, LLC;
   and

      (2) To ratify the selection of Tait, Weller & Baker LLP as independent accountants for the Fund for the fiscal year ending December 31, 2001.

   The Fund offers Class A and Class B shares. This proxy statement relates to both share classes of the Fund. You may vote at the meeting if you are the record owner of any class of shares of the Fund as of the close of business on November , 2001. If you attend the meeting, you may vote your shares in person. If you expect to attend the meeting in person, please notify the Fund by calling (800) 846-7526. If you do not expect to attend the meeting, please fill in, sign and return the proxy card in the enclosed envelope.

   Thank you for your cooperation and continued support.

                                             By order of the Board of Trustees,

                                           /s/  Arthur D. Ally
                                                Chairman and President

November  , 2001

                     TIMOTHY PLAN LARGE/MID-CAP VALUE FUND
                          1304 West Fairbanks Avenue
                             Winter Park, FL 32789

                                PROXY STATEMENT

                            Dated November  , 2001

                        SPECIAL MEETING OF SHAREHOLDERS

                        To be held on December  , 2001

   Timothy Plan Large/Mid-Cap Value Fund (the "Fund") is holding a special meeting of shareholders ("Meeting") on December , 2001 at :00 .m. Eastern time. The place of the Meeting is 1304 West Fairbanks Avenue, Winter Park, Florida 32789.

   The Board of Trustees ("Board") of the Fund is sending you this proxy statement and the enclosed proxy card on behalf of the Fund. The Board is soliciting your proxy to vote at the Meeting.

Proposals

   The following proposals will be presented at the Meeting:

      (1) To approve a Subadvisory Agreement with Fox Asset Management, LLC.

      (2) To ratify the selection of Tait, Weller & Baker LLP as independent accountants for the Fund for the fiscal year ending December 31, 2001.

Who is Eligible to Vote?

   The Board is sending this proxy statement on or about November   , 2001 to
all shareholders entitled to vote. Shareholders who owned any class of shares
of the Fund at the close of business on November   , 2001 ("Record Date") are
entitled to vote. The number of each class of shares of the Fund outstanding on
the Record Date was   Class A and   Class B shares. Each share of the Fund
entitles you to one vote on each proposal set forth above, and each fractional share entitles you to a fractional vote.

How to Vote

  Voting by Proxy

   Whether you plan to attend the meeting or not, the Board urges you to complete, sign and date the enclosed proxy card and to return it promptly. Returning the proxy card will not affect your right to attend the meeting and vote.

   The Board has named Arthur D. Ally and Joseph E. Boatwright as proxies. If you properly complete your proxy card and send it to the Fund, your proxy will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares with respect to Proposals 1 and 2 as recommended by the Board.

   If any other matter is presented, your proxy will vote in accordance with his best judgment. At the time this proxy statement was printed, the Board knows of no matter that needs to be acted on at the meeting other than those discussed in this proxy statement. If you appoint a proxy, you may revoke it any time before it is exercised. You can do this by sending in another proxy with a later date or by notifying the Fund's Secretary in writing before the meeting.

  Voting in Person

   If you do attend the meeting and wish to vote in person, you will be given a ballot when you arrive. If shares are held in the name of a pension plan, you must bring a letter from the plan authorizing you to vote the shares on the plan's behalf.

Board Recommendation

   The Board recommends that shareholders vote FOR each of the proposals.

Quorum and Required Vote

   A quorum of shareholders is necessary to hold a valid meeting. The presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast at the meeting constitutes a quorum.

   The affirmative vote of a majority of the outstanding voting securities of the Fund, as defined in the Investment Company Act of 1940 ("Investment Company Act") is required to approve the Fund's new Subadvisory Agreement (Proposal 1). The affirmative vote of a majority of votes cast is required to ratify the Fund's independent accountants (Proposal 2). Under rules applicable to broker-dealers, if your broker holds your shares in its name, the broker is allowed to vote your shares on Proposal 2 (Ratification of Independent Accountants) even if it has not received voting instructions from you. However, your broker is not allowed to vote your shares on Proposal 1 (Approving a new Subadvisory Agreement) unless it has received voting instructions from you. If your broker does not vote your shares on Proposal 1 because it has not received instructions from you, those shares will be considered broker non-votes. Broker non-votes and abstentions with respect to a proposal count as present for purposes of establishing a quorum. Abstentions and broker non-votes will not count as votes cast and will have the effect of votes against Proposal 1, and will have no effect on Proposal 2.

Information About the Fund

   Upon your request, the Fund will furnish you with a free copy of its most recent annual report and the most recent semi-annual report. You should direct your request to Unified Fund Services, Inc. at 431 N. Pennsylvania Street, Indianapolis, IN 46204 or by calling (800) 662-0201.

              PROPOSAL 1: APPROVAL OF A NEW SUBADVISORY AGREEMENT

   At a meeting held on August 3, 2001, the Board voted to recommend that you approve a proposal to adopt a new subadvisory agreement between Timothy Partners, Ltd., the Fund's Advisor, and Fox Asset Management, LLC ("Fox" or the "Subadviser"). Effective as of September 30, 2001, Eaton Vance Corp. (through a wholly owned subsidiary) acquired 80% of the outstanding common stock of Fox Asset Management, Inc., the Fund's current subadviser. This change in control of the Subadvisor resulted in an automatic termination of the subadvisory agreement. The Board is asking you to vote on this new agreement because the Advisor may enter into a new subadvisory agreement only with shareholder approval. Despite this change of control in the subadviser, there are no material changes to the new subadvisory agreement and no fee increase is proposed.

Terms of the New Subadvisory Agreement

   The initial subadvisory agreement with Fox Asset Management, Inc. was approved by the Board and the Fund's initial shareholder effective as of May 1, 1999. The Board approved an interim subadvisory agreement effective as of August 3, 2001 which grants Fox authority to act as subadviser for the Fund effective as of the date of the change of control of Fox for a period not to exceed 150 days thereafter.

   The terms of the proposed new Subadvisory Agreement with Fox are identical in all material respects to the initial subadvisory agreement. Under the terms of the Subadvisory Agreement, the Subadviser agrees to manage the investment and reinvestment of the Fund's assets and continuously review, supervise and administer the investment program of the Fund, with discretion to purchase and sell securities on behalf of the Fund in accordance with its investment objective, policies and restrictions. The Subadviser also provides the Advisor and the Board at least quarterly with economic and investment analyses and reports concerning the Subadvisor's discharge of its duties. The Subadviser is not liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which the subadvisory agreement relate except a loss resulting from the willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under the agreement.

   The new Subadvisory Agreement will automatically terminate if assigned and may be terminated without penalty at any time by the Advisor, by a vote of a majority of the Board or by a vote of a majority of the outstanding voting securities of the Fund on no less than sixty (60) days written notice to the Subadviser, or by the Subadviser upon no less than sixty (60) days written notice to the Fund. The Subadvisory Agreement will continue in effect initially for two years and annually thereafter, provided that such continuance is specifically approved by a vote of the Board, including the affirmative votes of a majority of the Trustees who are not parties to the Agreement or "interested persons" (as defined in the Investment Company Act) of any such party, cast in person at a meeting called for the purpose of considering such approval, or by the vote of shareholders.

No Fee Increase

   Currently, the subadvisory fee paid to Fox Asset Management, Inc. is 0.42% of the first $10 million of the Fund's average daily net assets, 0.40% of the next $5 million, 0.35% of the next $10 million, and 0.25% of the average daily net assets in excess of $25 million. For the fiscal year ended December 31, 2000, the Advisor paid Fox $12,028 in subadvisory fees. Under the proposed new Subadvisory Agreement, Fox will receive an annual fee at the same rates as set forth above. There will be no increase in subadvisory fees or aggregate fees to the Fund and its shareholders.

   Under the interim subadvisory agreement, the compensation earned by Fox is being held in an interest-bearing escrow account with the Fund's custodian bank. If a majority of the Fund's outstanding voting securities approve a final Subadvisory Agreement with the Fund by the end of the 150-day period following the closing of the transaction between Fox and Eaton Vance, the amount held in the escrow account (including interest) will be paid to the Subadviser.

   If a majority of the Fund's outstanding voting securities do not approve the new Subadvisory Agreement, the Subadvisor will be paid, out of the escrow account, the lesser of: (1) any costs incurred by the Subadviser in performing services under the interim agreement (plus interest earned on that amount while in escrow) or (2) the total amount in the escrow account (plus interest earned).

Factors the Board Considered

   The Board discussed the approval of the proposed new Subadvisory Agreement at a meeting held in person on August 3, 2001. In evaluating the new arrangement, the Board reviewed materials furnished by Fox relevant to its decision. The Board reviewed materials including information regarding Eaton Vance and its affiliates, personnel, operations, financial condition, investment philosophy, method of managing portfolios and long-term experience and investment results in the large cap/mid-cap value markets. Upon careful review, the Board approved Fox as the new subadviser for the Fund for these reasons:

      1. Fox has substantial investment experience in both the large-cap and mid-cap value markets:


      2. Fox has displayed discipline and thoroughness in pursuit of its stated investment objectives;

      3. Fox has consistently maintained above-average performance for the Fund and its other large and mid-cap value accounts;

      4. Fox has demonstrated a high level of service and responsibility to its clients;

      5. Fox is independent from the Fund, the Board of Trustees, and the Fund's Advisor;

      6. Fox has agreed to act as subadviser to the Fund according to the terms of the current subadvisory agreement and fee schedule, with no increase in fees to the Fund; and

      7. Fox will be a company of Eaton Vance Corp., a large, well-established and financially stable company.

After reviewing these factors, the Board concluded that it is in the best interests of the Fund and its shareholders to approve the new Subadvisory Agreement with Fox. The Board reached its conclusion after careful discussion and analysis. The Board believes that it has carefully and thoroughly examined the pertinent issues and alternatives. In recommending that you approve the proposed subadvisory agreement, the independent trustees have considered what they believe to be in the shareholders' best interests.

About the New Subadviser

   Fox Asset Management LLC, a Delaware limited liability company, is located at 44 Sycamore Avenue, Little Silver, NJ 07739. Fox currently manages more than $1.5 billion in large cap/mid-cap value accounts.

   Fox is owned 80% by Eaton Vance Acquisition, a Delaware business trust which, in turn, is 100% owned by Eaton Vance Corp., a Maryland corporation. The business address of these firms is 225 State Street, Boston, MA 02109. The remaining 20% of Fox is owned by Saucon I, Inc., a New Jersey corporation. The business address of this firm is 44 Sycamore Avenue, Little Silver, NJ 07739. Saucon I is owned 60% by J. Peter Skirkanich, Manager of Fox, and the remaining 40% is owned by other employees of Fox.

Subadvisor's Investment Philosophy

   Fox believes that a disciplined, value-oriented investment approach results in premium returns over the long haul with substantially less volatility. It applies various aspects of modern security analysis, works of certain academicians and practitioners, and a reverent perspective of stock market history to the large/mid cap equity practice.

   Fox's investment objective is superior long-term total return and capital preservation, goals which are meant to help clients gain a level of comfort necessary to properly maintain a long-term perspective. Fox typically invests in larger companies, although a portion of client portfolios may be invested in mid-cap stocks. Led by strong and proven management, the companies in which Fox invests generally have demonstrated an ability to produce leading products and services. A great number of its holdings are industry leaders, both domestically and internationally, reflecting Fox's commitment to investing in high quality companies.

   Fox's value-oriented strategy begins with a screening process that seeks to identify growing companies whose stock sells at discounted price to earnings (P/E) and price to cash flow (P/CF) multiples. Fox favors companies that maintain strong balance sheets and provide above-average dividend yields. It also attempts to discern situations where intrinsic asset values are not widely recognized. Fox firmly believes that the purchase of undervalued, yet financially sound and well-managed companies, results in long-term shareholder wealth. Although Fox employs a "bottom-up" approach to identify undervalued stocks, it is sensitive to emerging secular trends. Fox does not, however, rely upon economic forecasts in its stock-selection efforts, and prefers to remain fully invested.

   The various components of Fox's value-oriented philosophy are as follows:

  .  Low P/E with above-average earnings growth;

  .  Low price-to-cash flow;

  .  Strong financial condition;

  .  Solid dividend yield;

  .  Domestic Equities and ADRs;

  .  Low or declining Institutional holding.

Fox has advised the Fund that no benefits accrue to Fox as a result of the Subadvisory Agreement, such as soft dollar benefits.

Executive Officer and Managers of Fox

        Name and Address                   Title and Principal Occupation
        ----------------                   ------------------------------
  James B. Hawkes.....................Manager of Fox, Chairman, President and
                                        CEO of Eaton Vance Corp.
   c/o Eaton Vance Acquisition
   225 State Street
   Boston, MA 02109

  Lawrence M. Sinsimer................Manager of Fox, Senior Vice President of
   c/o Eaton Vance Acquisition          Eaton Vance Distributors
   225 State Street
   Boston, MA 02109

  J. Peter Skirkanich.................Manager of Fox
   c/o Fox Asset Management LLC
   44 Sycamore Avenue
   Little Silver, NJ 07739

  James P. O'Mealia...................Manager of Fox
   c/o Fox Asset Management LLC
   44 Sycamore Avenue
   Little Silver, NJ 07739

                Name and Address        Title and Principal Occupation
                ----------------        ------------------------------

          George C. Pierides...........         Manager of Fox
           c/o Fox Asset Management LLC
           44 Sycamore Avenue
           Little Silver, NJ 07739

          John R. Sampson..............         Manager of Fox
           c/o Fox Asset Management LLC
           44 Sycamore Avenue
           Little Silver, NJ 07739

          Philip R. Sloan..............         Manager of Fox
           c/o Fox Asset Management LLC
           44 Sycamore Avenue
           Little Silver, NJ 07739

Portfolio Manager

   Mr. J. Peter Skirkanich, Manager of Fox Asset Management, LLC, will continue to serve as portfolio manager of the Fund. Since the Fund's inception in July 1999, he has been responsible for the day-to-day recommendations regarding investment of the Fund's portfolio.

   Mr. Skirkanich is the founder of Fox and serves as chairman of its investment committee. Mr. Skirkanich was formerly Managing Director of Dreman Value Management, Inc., an investment counseling firm. Prior to that, he was a Vice President of Investments at Kidder, Peabody & Company and Shearson/American Express, where he managed individual and corporate accounts for twelve years. He began his investment career as an analyst with Prudential Bache Securities.

   Prior to embarking on his investment career, Mr. Skirkanich served three years with the U.S. State Department and two years with Ernst & Whinney in both the tax and audit areas. Mr. Skirkanich is a graduate of Wharton School, University of Pennsylvania. Currently he serves as a trustee on the Board of Overseers for the School of Engineering and Applied Sciences at the University. By gubernatorial appointment, he also serves as a member of the State Investment Council for the State of New Jersey.

Comparison of Subadvisory Fees

   Fox has advised the Fund that it also acts as subadvisor to the Viking Large-Cap Fund, a registered investment company with an investment objective similar to the Fund's. As of September 30, 2001, the Viking Large-Cap Fund had assets of approximately $1,998,749. For its subadvisory services to the Viking Large-Cap Fund, Fox receives a fee of 0.40% of the first $100 million of the fund's average daily net assets, and 0.35% of its net assets in excess of $100 million.

Effective Date

   If approved, the new Subadvisory Agreement will become effective as of December , 2001 or as soon thereafter as possible.

          The Board of Trustees, including the independent trustees, unanimously recommends that you vote "FOR" Proposal 1.

             PROPOSAL 2: RATIFICATION OF TAIT, WELLER & BAKER LLP

   The Board has selected Tait, Weller & Baker LLP as the independent accountants for the Fund for its fiscal year ending December 31, 2001. As the Fund's independent accountants, Tait, Weller & Baker will examine and verify the accounts and securities of the Fund and report on them to the Board and to the Fund's shareholders. The Board's selection will be submitted for your ratification at the Meeting.

   Tait, Weller & Baker was selected primarily on the basis of its expertise as auditors of investment companies, its independence from the Fund and its affiliates, the quality of its audit services, and the competitiveness of the fees charged for these services.

   The Board expects that a representative of Tait, Weller & Baker will be present at the meeting. The representative will have an opportunity to make a statement should he desire to do so and will be available to respond to shareholders' questions.

          The Board of Trustees, including the independent trustees, unanimously recommends that you vote "FOR" Proposal 2.

                              GENERAL INFORMATION

Executive Officers of the Fund

Arthur D. Ally.............. July 1999 Chairman, President and Treasurer of the
 1304 West Fairbanks Avenue,             Fund
 Winter Park, Florida 32789

Joseph E. Boatwright........ July 1999 Secretary of the Fund
 442 Raymond Avenue
 Longwood, FL

Principal Security Holders

   As of the Record Date, the following persons owned 5% or more of the Fund's shares:

                               Share
                               Class   % Ownership
     Name of Shareholder       Owned  of Share Class
     -------------------      ------- --------------
Firstar FBO Band & Co........ Class A
 Milwaukee, WI

Arthur H. and Steven C. Shirk Class A
 Cleona, PA

Mylod R...................... Class A
 Bloomfield Hills, MI

Advisor, Administrator and Distributor of the Fund

   Timothy Partners, Ltd., 1304 West Fairbanks Avenue, Winter Park, Florida 32789 has served as Advisor and principal underwriter of the Fund since its inception in July 1999.

   Unified Fund Services, Inc., 431 N. Pennsylvania Avenue, Indianapolis, IN 46204, provides administration services to the Fund.

Proxy Expenses

   The Fund has not hired a proxy solicitor. Fox will pay the costs of this proxy statement and proxy solicitation directly.

Shareholder Proposals

   As a general matter, the Fund does not hold annual meetings. If you would like to submit a proposal for consideration at a shareholders' meeting, you should send the proposal to the Fund at the address above. To be considered for presentation at a meeting, the Fund must receive proposals a reasonable time before proxy materials are prepared relating to that meeting. Your proposal also must comply with applicable law.

                                 OTHER MATTERS

   The Board does not know of any other matters to be presented at the meeting other than those set forth in this proxy statement. If any other business should come before the Meeting, the persons named in the accompanying proxy will vote thereon in their best judgment.

                     TIMOTHY PLAN LARGE/MID-CAP VALUE FUND

                        SPECIAL MEETING OF SHAREHOLDERS

                                                               November   , 2001

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TIMOTHY PLAN LARGE/MID-CAP
                                  VALUE FUND

   The undersigned hereby appoints Arthur D. Ally and Joseph E. Boatwright, and each of them, as proxies of the undersigned, each with the power to appoint his substitute, for the Special Meeting of Shareholders of the Timothy Plan Large/Mid-Cap Value Fund (the "Fund"), to be held on December , 2001, :00
 .m. Eastern time, at 1304 West Fairbanks Avenue, Winter Park, Florida 32789, and at any and all adjournments thereof (the "Meeting"), to vote, as designated below, all classes of shares of the Fund held by the undersigned at the close of business on November , 2001. Capitalized terms used without definition have the meanings given to them in the accompanying Proxy Statement.

   A signed proxy will be voted in favor of the Proposals listed below unless you have specified otherwise. Please sign, date and return this proxy promptly. You may vote only if you held any class of shares in the Fund at the close of business on November , 2001. Your signature authorizes the proxies to vote in their discretion on such other business as may properly come before the Meeting including, without limitation, all matters incident to the conduct of the Meeting.

Please vote by filling in the boxes below.

     Proposal 1: To approve a new Subadvisory Agreement with Fox Asset Management, LLC.

                     FOR [_]    AGAINST [_]    ABSTAIN [_]

     Proposal 2: To ratify the selection of Tait, Weller & Baker LLP as independent accountants for the Fund for the fiscal year ending December 31, 2001.

                     FOR [_]    AGAINST [_]    ABSTAIN [_]

Dated: __________________________________________________________________, 2001
                              [Shareholder Name]

Dated: __________________________________________________________________, 2001
                       [Signature(s) (if held jointly)]

   Please sign exactly as the name or names appear on your shareholder account statement. When signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give your full title. If shares are held jointly, each shareholder should sign.